HUGHES ELECTRONICS CORPORATION

EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-78259 of Hughes Electronics Corporation on Form S-3 of our report dated January 15, 2002 (March 7, 2002 as to Note 21) appearing in this Annual Report on Form 10-K of Hughes Electronics Corporation for the year ended December 31, 2001.

/s/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Los Angeles, California
March 11, 2002